Exhibit 10.2
SECOND AMENDMENT AGREEMENT
     SECOND AMENDMENT AGREEMENT (this “Agreement”), dated as of March 23, 2006, by and among (1) Vermont Pure Holdings, Ltd. (“Holdings”), (2) Crystal Rock LLC (“Crystal Rock”, and together with Holdings, collectively, the “Borrowers”), (3) Bank of America, N.A. (“Bank of America”) and the other lending institutions party to that certain Credit Agreement (defined below) as lenders (together with Bank of America, collectively, the “Lenders”), and (4) Bank of America, as administrative agent (the “Administrative Agent”) for itself and the other Lenders with respect to a certain Credit Agreement, dated as of April 5, 2005, by and among the Borrowers, the Lenders and the Administrative Agent, as amended by the First Amendment Agreement, dated as of September 1, 2005 (as amended, the “Credit Agreement”).
WITNESSETH:
     WHEREAS, the Borrowers have requested that the Lenders amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein; and
     WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     §1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement (after giving effect to the amendments thereof set forth herein) shall have the same meanings herein as therein.
     §2. Ratification of Existing Agreements. All of the Borrowers’ obligations and liabilities to the Lenders as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, are, by the Borrowers’ execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrowers’ execution of this Agreement, each Borrower represents and warrants that it does not have any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.
     §3. Representations and Warranties. Each Borrower hereby represents and warrants to the Lenders that all of the representations and warranties made by the Borrowers in the Credit Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

     §4. Conditions Precedent. The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:
     (a) Representations and Warranties. All of the representations and warranties made by the Borrowers herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.
     (b) Performance; No Event of Default. Each Borrower shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no Default or Event of Default.
     (c) Corporate or Limited Liability Company Action. All requisite corporate or limited liability company, as applicable, action necessary for the valid execution, delivery and performance by each Borrower of this Agreement and all other instruments and documents delivered by each Borrower in connection therewith shall have been duly and effectively taken.
     (d) Delivery. The parties hereto shall have executed this Agreement and delivered this Agreement to the Administrative Agent.
     §5. Amendments to the Credit Agreement.
     (a) Section 11.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “11.4. Restricted Payments. Neither Borrower will make any Restricted Payments other than, in the case of Holdings, the repurchase of its common stock in the open market or through privately negotiated transactions in an aggregate amount not to exceed 250,000 shares of such common stock and for aggregate consideration not to exceed $500,000, so long as, at the time of any such repurchase, no Default or Event of Default has occurred and is continuing or would result therefrom.”
     (b) Section 18.6(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “(a) if to the Borrowers, at 45 Krupp Drive, Williston, Vermont 05495, Attention: Bruce MacDonald or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice, with a copy to, Foley Hoag LLP, 155 Seaport Blvd., Boston Massachusetts, 02210, Attention: Dean Hanley;”
Each other reference to Cozen O’Connor as Company counsel in any Loan Document is hereby replaced with a corresponding reference to Foley Hoag LLP, as provided above.

     §6. Miscellaneous Provisions.
          (a) Upon the amendments herein becoming effective, the Administrative Agent hereby consents to the election of Peter K. Baker as President and Chief Executive Officer of Holdings and as a Manager of Crystal Rock in replacement of Timothy G. Fallon in such capacities and acknowledges and agrees that the conditions set forth with respect to such replacement in Section 15.1(r) of the Credit Agreement have been met and that no Default or Event of Default exists thereunder solely by reason of such replacement.
          (b) The Administrative Agent and the Lenders hereby consent to the termination by Holdings of that certain Lease of Water Rights, dated November 6, 1997, relating to a water spring in Tinmouth, Vermont (the “Tinmouth Lease”) and acknowledge and agree that the Collateral Assignment of Lease of Water Rights, dated April 5, 2005, from Holdings to the Administrative Agent with respect to the Tinmouth Lease shall be terminated and of no further force or effect upon the termination of Tinmouth Lease. Holdings will provide the Administrative Agent with all documentation reasonably requested by the Administrative Agent with respect to the termination of the Tinmouth Lease.
          (c) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same. The Credit Agreement, as amended hereby, the Notes and the other Loan Documents shall continue in full force and effect, and this Agreement and the Credit Agreement shall be read and construed as one instrument.
          (d) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York.
          (e) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.
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     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

VERMONT PURE HOLDINGS, LTD.
By:	/s/ Peter K. Baker
	Name:	Peter K. Baker
	Title:	CEO

CRYSTAL ROCK LLC
By:	/s/ Peter K. Baker
	Name:	Peter K. Baker
	Title:	Manager

[Signature Page to Second Amendment Agreement]

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Matthew S. Latham
	Name:	Matthew S. Latham
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Michael R. Langmeyer
	Name:	Michael R. Langmeyer
	Title:	Assistant Vice President

[Signature Page to Second Amendment Agreement]

WEBSTER BANK, NATIONAL ASSOCIATION
By:	/s/ Richard A. O’Brien
Richard A. O’Brien
Senior Vice President

[Signature Page to Second Amendment Agreement]